                                                                    EXHIBIT 99.1


                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS

                      March 31, 2004 AND DECEMBER 31, 2003

                                                   MAR 31       DEC 31
                                                    2004         2003
                                                   -------      -------
                                                      ($000 Omitted)
Investments, at market, partially restricted:
  Short-term investments                           146,756      153,322
  U. S. Treasury and agency obligations             31,819       28,795
  Municipal bonds                                  190,981      187,205
  Foreign                                           62,317       56,125
  Mortgage-backed securities                           557          723
  Corporate bonds                                  148,384      145,273
  Equity securities                                 16,743       16,335
                                                   -------      -------
    TOTAL INVESTMENTS                              597,557      587,778
                                                   =======      =======

NOTE: The total appears as the sum of three amounts on the condensed consolidated balance sheets presented on page 2: (1) `short-term investments',
(2) `investments - statutory reserve funds' and (3) `investments - other'.